UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

21SHARES ETHEREUM ETF

(Exact name of registrant as specified in its charter)

Delaware	001-42151	93-6828290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue, 6th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 370-6016

(Registrant’s telephone number, including area code)

21Share Core Ethereum ETF

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units of Beneficial Interest of 21 Shares Ethereum ETF	TETH	Cboe BZX Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2025, 21Shares Ethereum ETF (the “Trust”)’s sponsor, 21Shares US LLC (the “Sponsor”), caused a Certificate of Amendment to the Trust’s Certificate of Trust to be filed with the Secretary of State of the State of Delaware in order to change the name of the Trust from “21Shares Core Ethereum ETF” to “21Shares Ethereum ETF”. In addition, on August 27, 2025, the Sponsor and CSC Delaware Trust Company, the Trustee of the Trust, entered into a Second Amended and Restated Trust Agreement (the “Trust Agreement”). The Trust Agreement made conforming changes to the First Amended and Restated Trust Agreement to reflect the change to the name of the Trust. A copy of the Certificate of Amendment to the Trust’s Certificate of Trust and a copy of the Second Amended and Restated Trust Agreement are filed as Exhibits 3.1 and 3.2, respectively.

Item 9.01 Financial Statements and Exhibits

3.1	Certificate of Amendment to the Certificate of the Trust

3.2	Second Amended and Restated Trust Agreement

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2025
21Shares Ethereum ETF

	By:	21Shares US LLC, as Sponsor to
21Shares Ethereum ETF

By:	/s/ Duncan Moir
Name:	Duncan Moir
Title:	President

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